UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2008

SYNVISTA THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16043	13-3304550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 West Grand Avenue
Montvale, New Jersey 07645
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (201) 934-5000

___________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

On December 23, 2008, Synvista Therapeutics, Inc. (the “Company”) received a deficiency letter from the NYSE Alternext US LLC (the “NYSE Alternext”, which is the successor to the American Stock Exchange) indicating that, based on the Company’s stockholders’ equity as reported in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, the Company does not comply with the minimum stockholders’ equity requirements for continued listing on the NYSE Alternext as set forth in Section 1003(a) of the NYSE Alternext Company Guide. The Company is not in compliance with Section 1003(a)(iii) of the Company Guide with stockholders’ equity of less than $6,000,000 and losses from continuing operations and net losses in its five most recent fiscal years.
The NYSE Alternext staff is reviewing the Company’s eligibility for continued listing on the NYSE Alternext and has asked the Company to provide, by January 23, 2009, a specific plan to achieve and sustain compliance with all of the NYSE Alternext’s listing requirements (the “Plan”), including a time frame for regaining compliance with Section 1003(a)(iii) of the Company Guide within 12 months or by December 23, 2009  (the “Plan Period”). If NYSE Alternext accepts the Plan, the Company may be able to continue its listing during the Plan Period, during which time the Company will be subject to periodic review to determine if the Company is making progress consistent with the Plan.  If the Company does not submit a Plan, or if the Plan is not accepted, it will be subject to delisting proceedings.  Furthermore, if the Plan is accepted but the Company is not in compliance with all the continued listing standards of the NYSE Alternext Company Guide by December 23, 2009, or if the Company does not make progress consistent with the Plan during the Plan Period, the Company may be subject to delisting proceedings.  The Company may appeal a Staff determination to initiate delisting proceedings.

The Company currently intends to prepare and submit a Plan within the time frame required by the NYSE Alternext.  However, there is no guarantee that the Company will be able to complete and timely file the Plan, that the Plan will be accepted by NYSE Alternext, or that the Company will be able to make progress consistent with the Plan if it is accepted. Prior to filing the Plan and, if the Plan is timely filed, while the Plan is under review by NYSE Alternext, the Company expects that its common stock will continue to trade without interruption on NYSE Alternext; however, the trading symbol for the Company’s Common Stock will have an indicator (.BC) added as an extension to signify noncompliance with the continued listing standards.  Within five days of the date of the December 23, 2008 letter from NYSE Alternext, the Company will be included in a list on the NYSE Alternext website of issuers that do not comply with the listing standards. The .BC indicator will remain as an extension on the Company’s trading symbol until the Company has regained compliance with all applicable continued listing standards.

On December 24, 2008, the Company issued a press release announcing that it had received the letter from NYSE Alternext. A copy of the Company’s press release is attached as Exhibit 99.1 and incorporated herein by reference.

ITEM 5.02  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(a), (c), (d), (e) and (f):  Not applicable.

(b):   The Company announced that the last day of employment with the Company of Dr. Carl M. Mendel, Vice President of Clinical Development and Chief Medical Officer, will be December 19, 2008.  Dr. Mendel will receive a severance payment of six months of base salary and COBRA payments for a period of three months.  The Company is continuing to undertake cost-reduction measures in order to preserve available cash for the operation of its business.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits:

Exhibit Number	Description

99.1	Press Release dated December 24, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNVISTA THERAPEUTICS, INC.

Dated: December 24, 2008	/s/ Noah Berkowitz, M.D., Ph.D.
Noah Berkowitz, M.D., Ph.D.
President and Chief Executive Officer

EXHIBITS

Exhibit Number	Description

99.1	Press Release dated December 24, 2008.